Exhibit 99.1
Procore Announces Fourth Quarter and Full Year 2024 Financial Results
CARPINTERIA, CA – February 13, 2025 -- Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“Our strong topline performance exceeded expectations, reinforcing our momentum heading into FY25,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “The magnitude of high-quality, large transactions reflects the trust our customers place in us, and the strength of our market position.”

“2024 was another year of strong margin expansion delivering 800 basis points of non-GAAP operating margin improvement. Our Q4 results are not indicative of the operating margin you should expect for FY25,” said Howard Fu, CFO of Procore. “We have ambitious goals to be a high margin business and we are committed to making further strides toward those goals in 2025 and beyond.”
Fourth Quarter 2024 Financial Highlights:
•Revenue was $302 million, an increase of 16% year-over-year.
•GAAP gross margin was 81% and non-GAAP gross margin was 85%.
•GAAP operating margin was (22%) and non-GAAP operating margin was (1%).
•Operating cash inflow for the fourth quarter was $29 million.
•Free cash inflow for the fourth quarter was $0.3 million.
Full Year 2024 Financial Highlights:
•Revenue was $1,152 million, an increase of 21% year-over-year.
•GAAP gross margin was 82% and non-GAAP gross margin was 86%.
•GAAP operating margin was (12%) and non-GAAP operating margin was 10%.
•Operating cash inflow for 2024 was $196 million.
•Free cash inflow for 2024 was $128 million.
The financial results included in this press release are preliminary and will not be final until Procore files its Annual Report on Form 10-K for the period. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,333 as of December 31, 2024, an increase of 16% year-over-year.
•Number of organic customers contributing more than $1,000,000 of annual recurring revenue totaled 86 as of December 31, 2024, an increase of 39% year-over-year.
•Added 113 net new organic customers in the fourth quarter, ending with a total of 17,088 organic customers.
•Achieved a gross revenue retention rate of 94% for 2024.
•Achieved a net revenue retention rate of 106% for 2024.
•As of December 31, 2024, 75% of total annual recurring revenue was generated from customers using four or more products.
•As of December 31, 2024, 48% of total annual recurring revenue was generated from customers using six or more products.
•Ended 2024 with 4,203 full-time employees, an increase of 14% year-over-year.
•Announced a series of new product innovations, including the launches of Procore Artificial Intelligence and AI Agents, Resource Management, Safety, and Scheduling at Groundbreak 2024, the construction innovation event of the year.
•Named to Fortune Magazine's Future 50 list, which recognizes resilient businesses that are built to deliver strong long-term growth.

First Quarter and Full Year 2025 Outlook:
Procore is providing the following guidance for the first quarter and full year 2025:
•First Quarter 2025 Outlook:
◦Revenue is expected to be in the range of $301 million to $303 million, representing year-over-year growth of 12%.
◦Non-GAAP operating margin is expected to be in the range of 7% to 8%.
•Full Year 2025 Outlook:
◦Revenue is expected to be in the range of $1,285 million to $1,290 million, representing year-over-year growth of 12%.
◦Non-GAAP operating margin is expected to be in the range of 13% to 13.5%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m., Pacific Time, on Thursday, February 13, 2025. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for first quarter 2025 and the full fiscal year 2025, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical conditions), our progress with respect to our go-to-market transition and our ability to realize the expected benefits of the transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$302,048	$260,041	$1,151,708	$950,010
Cost of revenue(1)(2)(3)	56,834	47,831	205,612	174,462
Gross profit	245,214	212,210	946,096	775,548
Operating expenses
Sales and marketing(1)(2)(3)(4)	161,733	122,511	552,019	494,908
Research and development(1)(2)(3)(4)	89,289	74,611	312,987	300,571
General and administrative(1)(3)(4)	60,436	52,422	217,513	195,746
Total operating expenses	311,458	249,544	1,082,519	991,225
Loss from operations	(66,244)	(37,334)	(136,423)	(215,677)
Interest income	5,980	5,167	23,694	19,779
Interest expense	(460)	(480)	(1,899)	(1,957)
Accretion income, net	2,918	3,179	13,583	9,794
Other income (expense), net	(3,110)	649	(3,136)	(360)
Loss before provision for income taxes	(60,916)	(28,819)	(104,181)	(188,421)
Provision for income taxes	1,375	700	1,775	1,273
Net loss	$(62,291)	$(29,519)	$(105,956)	$(189,694)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.20)	$(0.72)	$(1.34)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	149,202,684	144,074,303	147,444,772	141,961,467

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$4,422	$3,134	$15,478	$11,491
Sales and marketing	15,333	13,198	58,058	55,162
Research and development	18,277	15,874	67,961	68,275
General and administrative	13,734	11,769	53,336	44,406
Total stock-based compensation expense*	$51,766	$43,975	$194,833	$179,334

*Includes amortization of capitalized stock-based compensation of $2.5 million and $1.4 million, respectively, for the three months ended December 31, 2024 and 2023; and $8.0 million and $4.5 million, respectively, for the years ended December 31, 2024 and 2023, which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs, and was primarily amortized in cost of revenue.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$6,698	$5,904	$25,437	$22,396
Sales and marketing	3,224	3,106	12,700	12,425
Research and development	650	670	2,657	2,757
Total amortization of acquired intangible assets	$10,572	$9,680	$40,794	$37,578
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Cost of revenue	$126	$101	$612	$540
Sales and marketing	360	383	3,227	2,766
Research and development	446	332	3,535	3,217
General and administrative	266	274	2,086	1,910
Total employer payroll tax on employee stock transactions	$1,198	$1,090	$9,460	$8,433
(4)Includes acquisition-related expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Sales and marketing	$—	$481	$1,448	$2,483
Research and development	32	46	32	6,370
General and administrative	194	16	808	35
Total acquisition-related expenses	$226	$543	$2,288	$8,888

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	December 31,
	2024	2023

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$437,722	$357,790
Marketable securities, current	337,673	320,161
Accounts receivable, net	246,472	206,644
Contract cost asset, current	33,922	28,718
Prepaid expenses and other current assets	47,013	42,421
Total current assets	1,102,802	955,734
Marketable securities, non-current	46,042	—
Capitalized software development costs, net	112,321	83,045
Property and equipment, net	43,592	36,258
Right of use assets - finance leases	31,727	34,375
Right of use assets - operating leases	28,790	44,141
Contract cost asset, non-current	47,505	44,564
Intangible assets, net	120,946	137,546
Goodwill	549,651	539,354
Other assets	20,918	18,551
Total assets	$2,104,294	$1,893,568
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$36,069	$13,177
Accrued expenses	88,740	100,075
Deferred revenue, current	584,719	501,903
Other current liabilities	21,427	27,275
Total current liabilities	730,955	642,430
Deferred revenue, non-current	5,815	7,692
Finance lease liabilities, non-current	41,352	43,581
Operating lease liabilities, non-current	32,697	37,923
Other liabilities, non-current	5,122	6,332
Total liabilities	815,941	737,958
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,535,868	2,295,807
Accumulated other comprehensive loss	(2,737)	(1,375)
Accumulated deficit	(1,244,793)	(1,138,837)
Total stockholders’ equity	1,288,353	1,155,610
Total liabilities and stockholders’ equity	$2,104,294	$1,893,568

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	December 31,		Change
	2024	2023	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$829,666	$698,284	$131,382	19%
Non-current	456,801	302,215	154,586	51%
Total remaining performance obligations	$1,286,467	$1,000,499	$285,968	29%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Operating activities
Net loss	$(62,291)	$(29,519)	$(105,956)	$(189,694)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	49,348	42,601	186,880	174,835
Depreciation and amortization	24,626	19,690	89,753	71,633
Accretion of discounts on marketable debt securities, net	(2,699)	(3,175)	(12,830)	(9,790)
Abandonment of long-lived assets	610	676	1,428	1,488
Noncash operating lease expense	3,196	5,160	11,102	13,092
Unrealized foreign currency loss (gain), net	2,009	(1,263)	2,304	(524)
Deferred income taxes	(885)	(776)	(881)	(769)
Provision for credit losses	(57)	1,170	591	8,052
Decrease (increase) in fair value of strategic investments	3	132	(454)	287
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(73,797)	(60,636)	(39,501)	(57,492)
Deferred contract cost assets	(5,776)	(4,207)	(8,993)	(9,306)
Prepaid expenses and other assets	5,880	(4,490)	(6,241)	(6,368)
Accounts payable	11,623	(3,196)	22,652	(938)
Accrued expenses and other liabilities	(7,026)	6,734	(15,501)	4,759
Deferred revenue	85,359	77,510	79,091	106,590
Operating lease liabilities	(1,067)	(5,668)	(7,272)	(13,840)
Net cash provided by operating activities	29,056	40,743	196,172	92,015
Investing activities
Purchases of property and equipment	(11,633)	(2,252)	(19,143)	(10,325)
Capitalized software development costs	(17,076)	(9,498)	(49,529)	(34,685)
Purchases of strategic investments	(450)	(238)	(2,367)	(764)
Purchases of marketable securities	(80,856)	(93,142)	(491,475)	(402,424)
Maturities of marketable securities	68,819	84,620	440,537	372,240
Sales of marketable securities	—	—	—	5,452
Originations of materials financing	—	(387)	—	(23,972)
Customer repayments of materials financing	34	5,189	1,605	26,242
Asset acquisitions, net of cash acquired	—	(1,814)	(3,792)	(7,825)
Acquisition of businesses, net of cash acquired	—	—	(25,945)	—
Net cash used in investing activities	$(41,162)	$(17,522)	$(150,109)	$(76,061)

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Financing activities
Proceeds from stock option exercises	$3,366	$2,524	$15,737	$17,618
Proceeds from employee stock purchase plan	10,882	12,394	24,069	25,400
Payment of deferred business combination consideration	—	—	(1,470)	—
Payment of deferred asset acquisition consideration	—	—	(81)	—
Principal payments under finance lease agreements, net of proceeds from lease incentives	(450)	(403)	(2,019)	(1,853)
Net cash provided by financing activities	13,798	14,515	36,236	41,165
Net increase in cash, cash equivalents and restricted cash	1,692	37,736	82,299	57,119
Effect of exchange rate changes on cash	(3,268)	1,736	(2,367)	855
Cash, cash equivalents and restricted cash, beginning of period	439,298	318,318	357,790	299,816
Cash, cash equivalents and restricted cash, end of period	$437,722	$357,790	$437,722	$357,790

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$302,048	$260,041	$1,151,708	$950,010
Gross profit	245,214	212,210	946,096	775,548
Stock-based compensation expense	4,422	3,134	15,478	11,491
Amortization of acquired technology intangible assets	6,698	5,904	25,437	22,396
Employer payroll tax on employee stock transactions	126	101	612	540
Non-GAAP gross profit	$256,460	$221,349	$987,623	$809,975
Gross margin	81%	82%	82%	82%
Non-GAAP gross margin	85%	85%	86%	85%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$302,048	$260,041	$1,151,708	$950,010
GAAP sales and marketing	161,733	122,511	552,019	494,908
Stock-based compensation expense	(15,333)	(13,198)	(58,058)	(55,162)
Amortization of acquired intangible assets	(3,224)	(3,106)	(12,700)	(12,425)
Employer payroll tax on employee stock transactions	(360)	(383)	(3,227)	(2,766)
Acquisition-related expenses	—	(481)	(1,448)	(2,483)
Non-GAAP sales and marketing	$142,816	$105,343	$476,586	$422,072
GAAP sales and marketing as a percentage of revenue	54%	47%	48%	52%
Non-GAAP sales and marketing as a percentage of revenue	47%	41%	41%	44%

GAAP research and development	$89,289	$74,611	$312,987	$300,571
Stock-based compensation expense	(18,277)	(15,874)	(67,961)	(68,275)
Amortization of acquired intangible assets	(650)	(670)	(2,657)	(2,757)
Employer payroll tax on employee stock transactions	(446)	(332)	(3,535)	(3,217)
Acquisition-related expenses	(32)	(46)	(32)	(6,370)
Non-GAAP research and development	$69,884	$57,689	$238,802	$219,952
GAAP research and development as a percentage of revenue	30%	29%	27%	32%
Non-GAAP research and development as a percentage of revenue	23%	22%	21%	23%

GAAP general and administrative	$60,436	$52,422	$217,513	$195,746
Stock-based compensation expense	(13,734)	(11,769)	(53,336)	(44,406)
Employer payroll tax on employee stock transactions	(266)	(274)	(2,086)	(1,910)
Acquisition-related expenses	(194)	(16)	(808)	(35)
Non-GAAP general and administrative	$46,242	$40,363	$161,283	$149,395
GAAP general and administrative as a percentage of revenue	20%	20%	19%	21%
Non-GAAP general and administrative as a percentage of revenue	15%	16%	14%	16%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(dollars in thousands)
Revenue	$302,048	$260,041	$1,151,708	$950,010
Loss from operations	(66,244)	(37,334)	(136,423)	(215,677)
Stock-based compensation expense	51,766	43,975	194,833	179,334
Amortization of acquired intangible assets	10,572	9,680	40,794	37,578
Employer payroll tax on employee stock transactions	1,198	1,090	9,460	8,433
Acquisition-related expenses	226	543	2,288	8,888
Non-GAAP income (loss) from operations	$(2,482)	$17,954	$110,952	$18,556
Operating margin	(22%)	(14%)	(12%)	(23%)
Non-GAAP operating margin	(1%)	7%	10%	2%
Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$302,048	$260,041	$1,151,708	$950,010
Net loss	(62,291)	(29,519)	(105,956)	(189,694)
Stock-based compensation expense	51,766	43,975	194,833	179,334
Amortization of acquired intangible assets	10,572	9,680	40,794	37,578
Employer payroll tax on employee stock transactions	1,198	1,090	9,460	8,433
Acquisition-related expenses	226	543	2,288	8,888
Non-GAAP net income	$1,471	$25,769	$141,419	$44,539

Numerator:
Non-GAAP net income	$1,471	$25,769	$141,419	$44,539

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	149,202,684	144,074,303	147,444,772	141,961,467
Effect of dilutive securities: Employee stock awards	4,192,863	5,329,311	5,004,643	6,591,783
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	153,395,547	149,403,614	152,449,415	148,553,250

GAAP net loss per share, basic	$(0.42)	$(0.20)	$(0.72)	$(1.34)
GAAP net loss per share, diluted	$(0.42)	$(0.20)	$(0.72)	$(1.34)
Non-GAAP net income per share, basic	$0.01	$0.18	$0.96	$0.31
Non-GAAP net income per share, diluted	$0.01	$0.17	$0.93	$0.30

Computation of free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$29,056	$40,743	$196,172	$92,015
Purchases of property, plant, and equipment	(11,633)	(2,252)	(19,143)	(10,325)
Capitalized software development costs	(17,076)	(9,498)	(49,529)	(34,685)
Non-GAAP free cash flow	$347	$28,993	$127,500	$47,005